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                                                                   EXHIBIT 10.16





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                            SCC COMMUNICATIONS CORP.
                                OPTION AGREEMENT

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                         DATED AS OF NOVEMBER 20, 1997
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                               TABLE OF CONTENTS

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
         SECTION 1.       DEFINITIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         SECTION 2.       PUT OPTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                          2.1     PUT OPTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                          2.2     MANNER OF EXERCISE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                          2.3     CLOSING AND PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                          2.4     APPOINTMENT OF APPRAISER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

         SECTION 3.       MISCELLANEOUS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
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                                OPTION AGREEMENT


         This is the OPTION AGREEMENT dated as of November 20, 1997 ("Agreement") by and between SCC COMMUNICATIONS CORP. ("SCC"), a Delaware corporation, and BANC ONE CAPITAL PARTNERS II, LLC ("BOCP"), a Delaware limited liability company, provided for in and entered into pursuant to the SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT dated as of the date hereof, as amended, restated, supplemented or otherwise modified and in effect from time to time ("Purchase Agreement"), by and among BOCP, as purchaser, and SCC, as seller.

         SCC, together with its successors and assigns, is referred to as the "Company". BOCP, together with its successors and assigns, is referred to as the "Holder." The Company and the Holder are referred to collectively as the "Parties" and individually as a "Party."

         THIS AGREEMENT IS ONE OF THE "RELATED DOCUMENTS" REFERRED TO IN THE PURCHASE AGREEMENT.

         In consideration of their mutual promises set forth in this Agreement and the Purchase Agreement, the Parties hereby agree as follows.


         Section 1.    DEFINITIONS.

                 All capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Glossary of Defined Terms attached to the Purchase Agreement, which definitions are, to the extent applicable, incorporated in this Agreement by reference.

         Section 2.    PUT OPTION.

               2.1 PUT OPTION. At any time after the occurrence of a Put Trigger Event and prior to the occurrence of an Initial Public Offering, the Holder shall have the option to require the Company to purchase from the Holder, upon the terms and subject to the conditions set forth in this Agreement, all, but not less than all, of the Warrant Shares and Purchased Shares then owned by the Holder. The purchase price for the Warrant Shares and Purchased Shares to be purchased shall be the Put Price.

               2.2 MANNER OF EXERCISE. The option provided for in this Section ("Put Option") may be exercised by the Holder by giving Notice to the Company that the Holder elects to exercise such Put Option at the applicable Put Price and upon the terms and subject to the conditions set forth in this Agreement. Such Notice of election by the Holder shall be irrevocable. Upon final determination of the applicable Put Price as provided for in this Agreement, the Company shall be required to purchase all of the Warrant and Purchased Shares
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then owned by the Holder. The Company shall not be obligated to purchase the
Warrant Shares or Purchased Shares then owned by the Holder to the extent that the Company shall be unable to do so without a breach or violation of the provisions of Applicable Law or any agreement with respect to its Senior Indebtedness. Notwithstanding the foregoing, the Company shall use all reasonable efforts to remove all limitations upon its ability to purchase the Warrant Shares or Purchased Shares then owned by the Holder, if any, and such obligation shall remain a continuing obligation of the Company and the Company shall purchase the Warrant Shares or Purchased Shares then owned by the Holder immediately after and to the extent all such limitations have been removed.

               2.3 CLOSING AND PAYMENT. The closing for the purchase of the Warrant Shares and Purchased Shares by the Company pursuant to this Agreement shall occur within thirty (30) days following the date of the determination of the Put Price, which shall be payable by the Company by delivery of a certified or cashiers' check payable to the Holder against delivery by the Holder of the Warrant Shares and Purchased Shares.

               2.4 APPOINTMENT OF APPRAISER. If the appointment of an Appraiser is required or permitted in connection with the determination of the Put Price under this Section 2, then within ten (10) days after the exercise of the Put Option, the Company and the Holder shall endeavor in good faith to select a mutually acceptable Appraiser. If no such Appraiser is mutually selected within such time period or such longer time period as the Company and the Holder shall mutually agree upon, then within ten (10) days thereafter, the Company and the Holder shall each designate an investment banking firm that is not an Affiliate of either the Company or the Holder, and within (10) ten days thereafter, such investment banking firms shall mutually select the Appraiser. The Company and Holder shall each pay one-half of the reasonable fees and expenses of the Appraiser, and, if applicable, the Company and the Holder shall each pay the fees and expenses of the investment banking firm designated by each of them for the purpose of selecting the Appraiser.

         Section 3.    MISCELLANEOUS.

         The provisions of Section 13 of the Purchase Agreement are applicable to this Agreement and are, to the extent applicable, incorporated by reference in this Agreement.
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         The parties have executed and delivered this Agreement effective as of the day and year first above written.

COMPANY:                                        HOLDER:

SCC COMMUNICATIONS                              BANC ONE CAPITAL PARTNERS II,
CORP.                                           LLC

By:  /s/ NANCY K. HAMILTON                      By: Banc One Capital Partners
   ----------------------------                     Holdings, Ltd., Manager


                                                By: /s/ LEONARD H. LILLARD
                                                   ----------------------------
                                                        Leonard H. Lillard

                                                Its:    Authorized Signer